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                                                                     Exhibit 5.2

                               PIPER & MARBURY
                             Charles Center South
                           36 South Charles Street
                             Baltimore, MD  21201


                                                                 August 11, 1995

Sullivan & Worcester
One Post Office Square
Boston, Massachusetts 02109

Re:  Offering of Common Shares of Beneficial
     Interest of Hospitality Properties Trust

Ladies and Gentlemen:

     Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (Registration No. 33-92330) and amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of an aggregate of 7,500,000 shares of the Company's common shares of beneficial interest, par value $0.01 per share, plus an additional 1,125,000 common shares of beneficial interest, par value $0.01 per share, subject to the exercise of an over-allotment option to be granted by the Company (collectively, the "Shares").

     We have acted as special Maryland counsel to the Company in connection with matters of Maryland law relevant to the preparation of the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Declaration of Trust of the Company dated May 12, 1995; (ii) By-laws of the Company, as amended; (iii) copies of resolutions of the Board of Trustees of the Company authorizing the offering and issuance of the Shares and related matters; (iv) the form of underwriting agreement among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Dean Witter Reynolds Inc., Prudential Securities Incorporated and Smith Barney Inc., as representatives of the underwriters (the "Underwriters"), filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"); (v) the Registration Statement and all exhibits thereto; (vi) the Certificate of Good Standing issued by the Maryland State Department of Assessments and Taxation dated August 4, 1995; (vi) the Officer's Certificate of the Company dated the date hereof (the "Certificate"), and (viii) such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

     In such examination we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed. We have assumed that all representations as to factual matters set forth in the Certificate are true and correct, and we have not independently verified the matters stated therein.

     The opinions expressed below are limited to the law of Maryland, provided, however, that we express no opinion as to the application of Maryland securities laws.

     Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance, and, when the Registration Statement has become effective under the Act, upon issuance and delivery of the Shares to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable by the Company.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act under the rules and regulations of the Securities and Exchange Commission promulgated thereunder. We further consent to the reliance on this opinion by your firm in rendering its opinion to the Company.

                                            Very truly yours,

                                            /s/ PIPER & MARBURY